Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-196012, 333-167887, 333-134630, 333-115841 and 333-85900) and Form S-3 (Nos. 333-197345 and 333-207191) of Harvest Natural Resources, Inc. and subsidiaries (the “Company”) of our report dated March 29, 2016, relating to the consolidated financial statements of Harvest Natural Resources, Inc. and subsidiaries as of December 31, 2015 and 2014 and for the years then ended, which appears in its Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 1, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

Houston, Texas

August 1, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.